Certain confidential information contained in this document, marked by brackets [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.95

AMENDMENT NO. 1
TO
MASTER PROFESSIONAL SERVICES AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Master Professional Services Agreement (the “Agreement”) dated April 3, 2006 by and between Chordiant Software, Inc. (“Contractor”) and Citicorp Credit Services, Inc. (USA) (“Client”) is made as of June 1, 2007 (the “Effective Date”) by and between Contractor and Client.

For good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties agree as follows:

1. I. Section 9.1 of the Agreement shall be restated in its entirety as follows:

“9.1           Project Fees.  The Project fees payable by Client for the Services and Deliverables furnished by Contractor pursuant to this Agreement will be made according to the following hourly rates per role (except as may otherwise be specifically designated in a Work Order):

Customer Service Manager – [**] dollars ($[**]) per hour
Sr. Business Analyst – [**] dollars ($[**]) per hour
Business Analyst –[**] dollars ($[**]) per hour
Sr. Technical Architect – [**] dollars ($[**]) per hour
Senior Systems Engineer- [**] dollars ($[**]) per hour
Designers – [**] dollars ($[**]) per hour
Developers – [**] dollars ($[**]) per hour”

2. Section 9.2 of the Agreement shall be restated in its entirety as follows:

“9.2           Pricing Adjustments.  Subject to any terms to the contrary in any applicable Work Order, unless separately agreed to by the parties, the parties agree that the rates set forth in Section 9.1 shall be effective for Work Orders executed on or after June 1, 2007 and shall continue to be effective until May 30, 2008.  Thereafter, unless separately agreed to by the parties, Contractor will not increase its time and materials rates for Services provided to Client or an Affiliate by more than the lesser of:  (i) [**] ([**]%) for each twelve (12) month period following May 30, 2008; and (ii) the percentage rate of increase in the CPI (all items) for Urban Wage Earners and Clerical Workers from the preceding calendar year as determined by the United States Bureau of Labor Statistics.  Notwithstanding any such increase in accordance with the preceding sentence, the rates in effect at the time a Work Order is executed shall not be adjusted during the term of the Work Order for purposes of Services being performed under such Work Order.  Any rate increases will only apply to Work Orders executed after such rate increase becomes effective.”

3. Notwithstanding the foregoing, the Project fees for [**], a Sr. Business Architect (Auto Lending Subject Matter Expert), will be charged at the rate of [**] dollars ($[**]) per hour.  This

Certain confidential information contained in this document, marked by brackets [**], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rate will remain in effect until Client determines that it no longer requires Mr. [**] services from Contractor.

4. The parties agree that there will be no change to the agreed upon rates in all Work Orders (also known as Statements of Work) executed prior to the Effective Date of this Amendment and that Contractor may continue to charge Client the agreed upon hourly rates in such Work Orders for the respective duration of each such Work Order, even if the Services performed under such Work Orders are performed on or after the Effective Date of this Amendment.

5. All capitalized terms used herein which are not otherwise defined shall have the respective meanings given such terms in the Agreement.  All other terms and conditions of the Agreement remain in full force and effect.

In witness whereof, this Amendment has been executed by the duly authorized representatives of the parties.

Citicorp Credit Services, Inc. (USA)		Chordiant Software, Inc.

By:	/s/ Kevin Denneny	By:	/s/ Kelly J. Hicks

Name:	Kevin Denneny	Name:	Kelly J. Hicks

Title:	CTO	Title:	Vice President, Worldwide Field
Operations

Date:	6/4/07	Date:	5/31/07